EXHIBIT 10.22
License Reference Number L064923

EXECUTION COPY	PATENT CROSS LICENSE
     LICENSE AGREEMENT (“Agreement”) dated as of the Agreement Date, hereinbelow defined, by and between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“IBM”), MAKO Surgical Corporation, a Delaware corporation (MAKO), and Z-KAT, Inc., a Florida corporation and a holder of some or all intellectual property for MAKO (“Z-KAT”).
Whereas MAKO and IBM (as “Grantee”) desire to acquire a nonexclusive license under patents of the other party (as “Grantor”), and IBM (as “Grantee”) desires to acquire a non exclusive license under patents of Z-KAT (as “Grantor”), and Z-KAT desires IBM to grant a nonexclusive license under IBM patents to MAKO and a release to Z-KAT from IBM. In consideration of the premises and mutual covenants herein contained, IBM, MAKO, and Z-KAT agree as follows:
Section 1. Definitions
“Agreement Date” shall mean the date on which this Agreement is signed by the last of IBM, MAKO, and Z-KAT to so sign, as shown on the signature page.
“Authorized Assembler” shall mean a third party that, pursuant to a written contract with a Grantee, assembles Grantee’s Licensed Products, in accordance with written specifications provided by said Grantee, for sale under Grantee’s brand name.
“Authorized Copy (Copies)” shall mean a computer program copied from a Master Copy by a third party under written authorization to such third party to make copies of such master Copy for its own use or for further Distribution (by transmission or other distribution means).
“Change of Control” shall mean a transaction or the last of a series of transactions that results in:
a.	a person or entity acquires, directly or indirectly, all or substantially all of the assets of MAKO;

b.	a person or entity obtaining Control of MAKO or any Subsidiary of MAKO;

c.	an initial public offering (IPO) of MAKO or a Subsidiary of MAKO;

d.	a merger, consolidation, amalgamation, or other combination of MAKCO with a third party in which MAKO is not the surviving; or

e.	an acquisition of MAKO as a Subsidiary of a third party.
“Control” shall mean the power to direct the affairs of MAKO by reason of ownership or other control of 50.01% or more of the voting stack of MAKO or more than fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation.
“Distribute” shall mean lease, license, sell, or otherwise transfer.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Effective Date” shall mean March 31, 2006.
“IBM Licensed Products” shall mean IHS Products outside of the MAKO Field and excluding MAKO Licensed Products.
“IHS Product” shall mean an Information Handling System or any instrumentality or aggregate of instrumentalities (including, without limitation, any component, subassembly, computer program or supply) designed for incorporation in an Information Handling System. Any instrumentality or aggregate of instrumentalities primarily designed for use in the fabrication (including testing) of an IHS Product shall not be considered to be an IHS Product.
“Information Handling System” shall mean any instrumentality or aggregate of instrumentalities primarily designed to compute, classify, process, transmit, receive, retrieve, originate, switch, store, display, manifest, measure, detect, record, reproduce, handle or utilize any form of information, intelligence or data for business, scientific, control or other purposes.
“Licensed Patents” shall mean all patents, including utility models and typeface design patents and registrations (but not including any other design patents or registrations):
(a)	issued or issuing on patent applications entitled to an effective filing date prior to March 31, 2011 (“Futures Date”); and

(b)	under which patents or the applications therefor a party hereto or any of its Subsidiaries has as of the Agreement Date, or thereafter obtains, the right to grant licenses to Grantee of or within the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by Grantor or its Subsidiaries to third parties (except for payments among Grantor and its Subsidiaries, and payments to third parties for inventions made by said third parties while employed by Grantor or any of its Subsidiaries).
Licensed Patents shall include said patent applications, continuations-in-part, divisionals, and continuations of said patent applications, and all reissues, reexaminations, and extensions of any of the aforesaid patents or issuing from the aforesaid patent applications.
“Licensed Products” shall mean either IBM Licensed products, in the case of IBM, or MAKO Licensed Products, in the case of MAKO, each as the context indicates.
“MAKO Field” means [***].
“MAKO Licensed Product shall mean a Robotic Device primarily designed for Surgery in the medical field of [***] and/or primarily designed for [***] Surgery in the medical field of [***].
“Master Copy” shall mean a software program distributed by Grantee to a third party with written authorization to such third party to make copies of such software program for its own use or for further Distribution (by transmission or other distribution means).
“Patented Portion” shall mean that portion of a MAKO Licensed Product which:

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(a)	embodies or uses all the elements or steps recited in any one claim of one Licensed Patent as to which MAKO is the Grantee and IBM is the Grantor; or

(b)	is manufactured by use of all the steps recited in any one claim of one Licensed Patent as to which MAKO is the Grantee and IBM is the Grantor.
“Performance of Business Processes” shall mean advising, servicing, or operating all or part of an enterprise or organization.
“Robotic Device” means a machine or device, including tools held by such machine or device, if any, which machine or device includes mechanical components, logic circuitry, computing components, software and/or other specialized components, that (i) operates automatically, semi-automatically, interactively or by remote control, in which desired and/or measured force, torque, position, orientation, velocity, and/or angular velocity information is processed, inputted, monitored, and/or displayed by a computing source and such or a related computing source is used to control the force, torque, position, orientation, velocity, angular velocity, and/or physical configuration of the device; or (ii) senses force and/or torque information, provides tactile, force and/or torque information to the user, applies a force and/or torque to a medical instrument, and/or fully or partially constrains the position, velocity, orientation, or angular velocity of a medical instrument; or (iii) provides patient or surgical instrument information to a user.
“Robotic Product” shall mean a MAKO Licensed Product having at least one Patented Portion.
“Selling Price” shall mean the [***], and in the case of a sale of a MAKO Licensed Product to [***], the greater of [***]. If there is no selling price (e.g., as would be the case where one or more of the components of a Robotic Product are consigned) then the Selling Price shall mean the [***]. For purposes of this Agreement, “[***]” of the Selling Price shall mean the [***].
“Subsidiary” of a party hereto or of a third party shall mean a corporation, company or other entity:
(a)	more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

(b)	which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto or such third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.
“Surgery” shall mean operation on or manipulation of tissue for the treatment of disease, injury or deformity.
Section 2. Grants of Rights

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.1.1 IBM, as Grantor, on behalf of itself and its Subsidiaries grants to MAKO, as Grantee, a nonexclusive and worldwide license under Grantor’s Licensed Patents:
(a)	to make (including the right to use any apparatus and practice any method in making), use, import, offer for sale, lease, license, sell and/or otherwise transfer Grantee Licensed Products; and

(b)	to have Grantee Licensed Products made by another manufacturer for the use, importation, offer for sale, lease, sale and/or other transfer by Grantee only when the conditions set forth in Section 2.2 are met.
A particular Licensed Product shall be licensed under only those of: (a) Grantor’s Licensed Patents that exist in the country where Grantee made, used, imported, offered for sale, leased, licensed, sold, and/or otherwise transferred such Licensed Product and which, but for the license granted herein would have been infringed (including contributory infringement) by the performance of such acts; and (b) Grantor’s Licensed Patents that exist in any country other than where Grantee performed such acts and which, but for the license granted herein would have been infringed (including contributory infringement) if Grantee’s performance of such acts had occurred in the country where such Licensed Patents exist.
2.1.2 MAKO, as Grantor, on behalf of itself and its Subsidiaries grants to IBM, as Grantee, a nonexclusive, irrevocable, and worldwide license under Grantor’s Licensed Patents:
(a)	to make (including the right to use any apparatus and practice any method in making), use, import, offer for sale, lease, license, sell and/or otherwise transfer Grantee Licensed Products;

(b)	to have Grantee Licensed Products made by another manufacturer for the use, importation, offer for sale, lease, sale and/or other transfer by Grantee only when the conditions set forth in Section 2.2 are met; and

(c)	to use any apparatus and practice any method in connection with the Performance of Business Processes for itself or third parties outside of the MAKO field.
Subject to the foregoing limitations, a particular Licensed Product, or use of any apparatus or practice of any method in connection with the Performance of Business Processes, shall be licensed under only those of: (a) Grantor’s Licensed Patents that exist in the country where Grantee made, used, imported, offered for sale, leased, licensed, sold, and/or otherwise transferred such Licensed Product, or used any such apparatus or practiced any such method in connection with the Performance of Business Processes, and which, but for the license granted herein would have been infringed (including contributory infringement) by the performance of such acts; and (b) Grantor’s Licensed Patents that exist in any country other than where Grantee performed such acts and which, but for the license granted herein would have been infringed (including contributory infringement) if Grantee’s performance of such acts had occurred in the country where such Licensed Patents exist.
2.1.3 Z-KAT, as Grantor, on behalf of itself and its Subsidiaries grants to IBM, as Grantee, a nonexclusive, irrevocable, and worldwide license under Grantor’s Licensed Patents:

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(a)	to make (including the right to use any apparatus and practice any method in making), use, import, offer for sale, lease, license, sell and/or otherwise transfer Grantee Licensed Products;

(b)	to have Grantee Licensed Products made by another manufacturer for the use, importation, offer for sale, lease, sale and/or other transfer by Grantee only when the conditions set forth in section 2.2 are met; and

(c)	to use any apparatus and practice any method in connection with the Performance of Business Processes for itself or third parties.
A particular Licensed Product, or use of any apparatus or practice of any method in connection with the Performance of Business Processes, shall be licensed under only those of: (a) Grantor’s Licensed Patents that exist in the country where Grantee made, used, imported, offered for sale, leased, licensed, sold, and/or otherwise transferred such Licensed Product, or used any such apparatus or practiced any such method in connection with the Performance of Business Processes, and which, but for the license granted herein would have been infringed (including contributory infringement) by the performance of such acts; and (b) Grantor’s Licensed Patents that exist in any country other than where Grantee performed such acts and which, but for the license granted herein would have been infringed (including contributory infringement) if Grantee’s performance of such acts had occurred in the country where such Licensed Patents exist.
The license granted by MAKO and Z-KAT to IBM is fully paid up.
IBM grants no licenses, expressed or implied, to Z-KAT under this Agreement,
2.2 The license granted in Section 2.1.1(b), 2.1.2(b), and 2.1.3(b) to Grantee to have products made by another manufacturer:
(a)	shall only apply to products and/or portions thereof sold to Grantee by such manufacturer after the Agreement Date;

(b)	shall only apply to Grantee Licensed Products and/or portions thereof for which the specifications were created by Grantee (either solely or jointly with one or more third parties) or for Grantee;

(c)	shall only be under claims of Grantor’s Licensed Patents, the infringement of which would be necessitated by compliance with such specifications; and

(d)	shall not apply to (i) any products in the form manufactured or marketed by said other manufacturer prior to Grantee’s furnishing of said specifications, or (ii) any methods used by said other manufacturer.
Unless Grantee informs Grantor to the contrary, Grantee shall be deemed to have authorized said other manufacturer to make Grantee’s Licensed Products under the license granted to Grantee in this section when the conditions specified in this Section 2.2 are fulfilled. In response to a written request identifying a product and a manufacturer, Grantee shall in a timely manner inform

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Grantor of the quantity of such product, if any, manufactured by such manufacturer pursuant to the license granted in Section 2.1.1(b), 2.1.2(b), and/or 2.1.3(b).
2.3 Except as expressly provided herein, no license or immunity is granted under this Agreement by any party, either directly or by implication, estoppel or otherwise to any third parties acquiring items from any party for the combination of such acquired items with other items (including items acquired from either party hereto) or for the use of such combination.
2.4 Subject to Section 2.5, the licenses granted herein include the right of IBM and MAKO to grant sublicenses to their Subsidiaries existing on or after the Agreement Date, which sublicenses may include the right of sublicensed Subsidiaries to sublicense other Subsidiaries of said party. No sublicense shall be broader in any respect at any time during the life of this Agreement than the license held at that time by the party that granted the sublicense.
2.5 A sublicense granted to a Subsidiary shall terminate on the earlier of:
(a) the date such Subsidiary ceases to be a Subsidiary of a party hereto; and
(b) the date of termination or expiration of the license of the party or Subsidiary that granted the sublicense.
If a Subsidiary ceases to be a Subsidiary and holds any patents under which a party hereto is licensed as the Grantee, such license shall continue with respect to such Grantee for the term defined herein.
2.6 In the event that neither a party nor any of its Subsidiaries has the right to grant a license under any particular Licensed Patent of the scope set forth in Section 2, then the license granted herein under said Licensed Patent shall be of the broadest scope which said party or any of its Subsidiaries has the right to grant within the scope set forth above.
2.7 If, after the Agreement Date, a party or any of its Subsidiaries (“Acquiring Party”) either acquires an entity or acquires substantially all of the assets from an entity, and said entity is, immediately prior to the date of acquisition, licensed by the other party (“Licensor”) under one or more Licensed Patents through an existing agreement pursuant to which royalties or other payments are made by said entity to Licensor, then the license and other rights granted herein to the Acquiring party with respect to said Licensed Patents shall apply to products manufactured by said entity or through the use of said assets, provided that such royalties or other payments shall continue to be made by the Acquiring Party or said entity to the Licensor with respect to such products notwithstanding that the Acquiring Party may have been licensed for the same Licensed Products before the acquisition.
2.8 If, subsequent to the Agreement Date, a party (the “Transferring Party”) either: (i) transfers a product or service line to a third party without transferring a Subsidiary to said third party; or (ii) spins off a Subsidiary (either by disposing of it to a third party or in some other manner reducing ownership or control so that the spun-off entity is no longer a Subsidiary of the Transferring Party); and if such transfer or spin off includes at least [***] marketable product or service in a product or service line and tangible assets having a net value of at least [***] US dollars ($[***]), then after written request to the other party(ies) hereto jointly by the

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Transferring Party and either: (i) such third party in the case of a transfer; or (ii) such ex-Subsidiary in the case of a spin off; and where, in either case, such request is within sixty (60) days following the transfer or spin off, the other party(ies) hereto shall grant a ([***]—in the case of IBM as the Transferring Party) license (under the same terms as the license granted to the Transferring Party herein) under its Licensed Patents for the field of such product or service line to such third party or such ex-Subsidiary, (the “Recipient”) provided that:
(a)	such field shall be subject to the restrictions contained in this Agreement and shall not be defined more broadly than the scope of the license granted herein to the Transferring Party, nor more broadly than necessary to cover the particular product or service line being transferred or spun off, including extensions thereto based on the same technology;

(b)	the license granted shall he limited in the [***] months immediately following such transfer or spin off to a volume of licensed products or services having an aggregate selling price equal to [***]; and shall be limited, in each of the successive [***] periods following such transfer or spin off, to a volume of licensed products or services having an aggregate selling price equal to [***];

(c)	the Recipient shall grant to such other party a [***] license (under the same terms as the license granted to such other party herein) under all Recipient Patents for all products and services licensed herein to such other party on the date of the product or service line transfer or spin off. “Recipient Patents” shall mean all patents throughout the world entitled to an effective filing date prior to March 31, 2011 under which, at any time commencing with the date of the product or service line transfer or spin off, the Recipient or any of its Subsidiaries has the right to grant such licenses;

(d)	this Section 2.8, Section 3, and Section 4 shall be omitted from the license granted to the Recipient; and

(e)	the license granted to the Recipient shall terminate if the license granted to the Transferring Party terminates or is terminated for any reason.
Notwithstanding the foregoing provisions of this Section 2.8, the transfer by one party of substantially all of its assets to any third party and/or the merger or acquisition of a party by any third party shall not be considered to be a transfer of a product or service line or a spin off of a Subsidiary under this Section 2.8, and the other party shall have no obligation to grant a license under its Licensed Patents to such third party as a result of such transfer.
Notwithstanding the provisions of this Section 2.8, IBM’s grant to the Recipient shall be subject to royalty payment provisions of Attachment R.
2.9 A product which, if assembled by Grantee, would be licensed to Grantee hereunder shall also be licensed hereunder if assembled by an Authorized Assembler, provided:
(a)	the purchase price paid to Grantee and Grantee’s designees for items included in the product exceeds [***] percent ([***]%) of the total cost of manufacturing and/or purchasing all of the items included in the product; and

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b)	the product is sold under Grantee’s brand name.
2.10 For purposes of this Agreement, an Authorized Copy shall be deemed to have been Distributed by the Grantee that Distributed the Master Copy from which the Authorized Copy was copied, provided such Authorized Copy is used or Distributed under a brand name of Grantee.
2.11 Where a third party uses an apparatus or practices a method in Performance of Business Process, and such third party is acting on behalf of, and as subcontractor to, IBM in connection with a contract that obligates IBM to provide such Performance of a Business Process for an IBM customer, such use or practice shall be deemed to have been performed by IBM.
Section 3. Releases
3.1 Each party (as “Releasor”) on behalf of itself and its Subsidiaries which are its Subsidiaries on the Agreement Date, irrevocably releases the other party, its Subsidiaries which are its Subsidiaries on the Agreement Date and its and their respective customers from any and all claims of infringement of Releasor’s Licensed Patents which claims are based on acts prior to the Effective Date, which, had they been performed after the Effective Date would have been licensed under this Agreement.
The release contained herein shall not apply to any person other than the parties named in this Section 3 and their Subsidiaries and shall not apply to the manufacture of any items by any person other than the parties and their Subsidiaries. The release granted by MAKO and Z-KAT to IBM is effective on the Effective Date. The release granted by IBM to MAKO and Z-KAT shall become effective upon receipt of payment specified in Section 4.1(a).
Section 4. Payment
4.1 MAKO shall pay to IBM the below sums in US dollars, no portion of which shall be refundable, as fellows:
(a)	as consideration for the grant of right by IBM to MAKO under Section 2.1.1 and the release granted by IBM to MAKO and Z-KAT under Section 3.1, [***] ($[***]) US dollars on or before noon, March 30, 2006;

(b)	as additional consideration for the license and other rights granted by IBM to MAKO herein, royalties in the amount and under the terms in Attachment R; and

(c)	as additional consideration for the license and other rights granted by IBM to MAKO herein, MAKO or its successor in interest shall pay IBM the sum of Four Million ($4,000,000) US dollars within thirty (30) days after a first Change of Control. MAKO or its successor in interest will provide IBM written notice within two (2) weeks after the occurrence of such a Change of Control.
4.2 MAKO shall be liable for interest on any overdue payment required to be made pursuant to Section 4, commencing on the date such payment becomes due, at an annual rate which is the greater of ten percent (10%) or six percentage points higher than the prime interest rate as quoted

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

by the head office of Citibank N.A., New York, at the close of banking on such date, or on the first business day thereafter if such date falls on a non-business day. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the interest rate shall be reduced to such maximum legal rate.
4.3 If a payment set forth in Sections 4.1(b) and (c) are not made by its due date, unless such payment is disputed by a party as provided in Section 4.4, and if such payment, plus interest pursuant to Section 4.2, is not made prior to thirty (30) days after written notice thereof is received by MAKO (which shall deemed to be received 3 business days after a Federal Express mailing) then IBM shall have the option to automatically terminate all licenses and other rights granted herein to MAKO, Z-KAT, and any successor in interest of MAKO on the thirtieth day after MAKO or its successor in interest receives written notice from IM of IBM’s election to terminate MAKO’s, MAKO’s successor in interest’s, and Z-KAT’s rights, respectively — which written notice shall deemed to be received 3 business days after a Federal Express mailing. In such event, MAKO or its successor in interest shall remain obligated to pay all payments which had become due prior to such notice (plus interest thereon as provided in Section 4.2).
4.4 In the event MAKO has a commercially reasonable, good faith belief that a payment is not due IBM under this Agreement at the time and/or in the amount asserted by IBM in writing, then MAKO and IBM agree to the following dispute resolution process to resolve such dispute:
a.	IBM or MAKO will provide the other party with a written notice of dispute, with any such notice from IBM to MAKO that may also include a request for business; financial sales; and/or product design, function, and operation information;

b.	MAKO will provide IBM with the requested information;

c.	executives from IBM and MAKO will conduct good faith negotiations to resolve such dispute;

d.	if within 15 days of the IBM notice being received by MAKO, which shall deemed to be received 3 business days after a Federal Express mailing, the discussions between these executives fail to resolve the dispute, IBM and MAKO will make a good faith effort to enter non binding mediation to settle the dispute with a mutually acceptable mediator;

e.	if within 30 days of notice being received by MAKO, the dispute remains unresolved, MAKO agrees to pay IBM the amount in dispute,

however, each party retains the right to any legal remedies against the other party relating to such disputed amount.
The parties to this Agreement likewise agree to resolve all non-monetary disputes under this Agreement pursuant to the same procedures as set forth above in this Section 4.4, however, each party retains the right to any legal remedies against the other party relating to such dispute. Each party will pay its own costs and expenses of the mediation.
Section 5. Term of Agreement; Acquisition of a Party

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

5.1 The term of the licenses granted under this Agreement shall be from the Effective Date until date of the last to expire of the Licensed Patents, unless earlier terminated under the provisions of this Agreement.
5.2 If MAKO is acquired by a third party, either by becoming a Subsidiary of such third party or such that MAKO is no longer a separate legal entity, then this Agreement shall continue in full force and effect for the benefit of such third-party (and MAKO if MAKO still exists) in the event all of the following occurs:
(a)	either the third party and/or MAKO pays IBM all undisputed payments or disputed payments which have been addressed under Section 4.4 that are owed to IBM as of the date of the closing of such acquisition transaction;

(b)	either the third party and/or MAKO pays IBM the full payment in Section 4.1(c) within thirty (30) days of the date of the closing of such acquisition transaction;

(c)	within 60 days of such acquisition transaction, the third party, on behalf of itself and it Subsidiaries, agrees in writing, signed by IBM and the third party, to be bound by this Agreement, including the royalty terms in Attachment R, except that this Agreement shall be amended as follows:
(c)(i) where MAKO no longer exists, the name of the third party replaces the name of MAKO in this Agreement;

(c)(ii) This Section 5.2 is changed to read: “Third party hereby grants IBM an option to acquire a patent license with the terms of Attachment B and a release of the scope of Section 3 for acts prior to such license, which IBM can exercise during the term of this Agreement at IBM’s sole discretion and with written notification to the third party if the third party initiates or maintains a patent litigation against IBM or a Subsidiary of IBM (or any of their customers with respect to any IHS product or service, outside of the MAKO Field, provided by IBM or its Subsidiaries), threatens patent litigation against IBM or a Subsidiary of IBM (or any of their customers with respect to any IHS product or service, outside of the MAKO Field, provided by IBM or its Subsidiaries), or has an unresolved allegation of patent infringement against IBM or a Subsidiary of IBM (or any of their customers with respect to any IHS product or service, outside of the MAKO Field, provided by IBM or its Subsidiaries) during the term of this Agreement. The price of such patent license and release shall be negotiated between IBM and the third party. However, the full consideration paid by IBM for such license and release shall not to exceed $[***] dollars ($[***]).

(c)(iii) Any attempt to transfer MAKOs or the third party’s rights under this Agreement to a subsequent party without IBM’s prior written consent shall be void ab initio. IBM is under no obligation to provide consent for such transfer.; and

(c)(iv) the Contact information in Section 6.2 shall be updated.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

If all of the conditions in this Section are not met, the license granted to MAKO in Section 2.1.1 shall be suspended until such time as all of these conditions are satisfied. The licenses granted to IBM shall remain in full force and effect.
Section 6. Means of Payment and Communication
6.1 Payment shall be made by electronic funds transfer. Payments shall be deemed to be made on the date credited, to the following account:
Director of Licensing
International Business Machines Corporation
PNC Bank
500 First Avenue
Pittsburgh, PA 15219
Bank Account Number: [***]
ABA Routing Number: [***]
6.2 Notices and other communications shall be sent by facsimile, reputable overnight courier, or by registered or certified mail to the following addresses and shall be effective upon sending:

For IBM:	For MAKO:

Director of Licensing	MAKO Surgical Corp.
IBM Corporation	2901 Simms Street
North Castle Drive, MD-NC119	Hollywood, FL 33021
Armonk, NY 10504-1785	United States of America
United States of America	Attn: Chief Executive Officer
Facsimile: (914) 765-4380	Facsimile: 954-927-0446
Phone: 954-927-2044
For Z-KAT:
Z-KAT, Inc.
2901 Simms Street
Hollywood, FL 33021
United States of America
Attn: Chief Executive Officer
Facsimile: 954-927-0446
Phone: 954-927-2044 (phone)

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.3 A License Reference Number will be assigned to our agreement upon execution. This number should be included in all communications including wire transfer payments, tax credit certificates, letters, faxes and E-Mail messages.
Section 7. Other License Rights
7.1 It is recognized that the parties hereto or their respective Subsidiaries may now have, or hereafter obtain, the right to grant licenses under one or more country, including utility models and including design patents and registrations (but not including any other design patents or registrations), issuing on patent applications entitled to an effective filing date prior to March 31, 2011 and under the patent applications therefore, but that such grant or the exercise of rights thereunder shall result in payment of royalties or other consideration by Grantor or its Subsidiaries to third parties. Each party (as Grantor) agrees that, upon written request, it shall grant to the other party to the extent and subject to the terms and conditions under which it then has the right to do so, a license of the broadest scope which Grantor has the right to grant at any time but of no greater scope than the scope of the licenses granted herein with respect to any such patent or patent application. Such license shall be granted under a separate agreement, upon payment of the same royalty or other consideration as that which Grantor or any of its Subsidiaries is obligated to pay to a third party because of the grant of such license or the exercise of rights thereunder.
7.2 Upon written request by a party, the other party shall inform the requesting party of those patents or patent applications coming within the scope of Section 7.1 within a reasonable period of time, but within 30 days, after the receipt of such request.
Section 8. Miscellaneous
8.1 Neither party shall assign or grant any right under any of its Licensed Patents unless such assignment or grant is made subject to the terms of this Agreement.
8.2 Neither party shall assign any of its rights (other than the right to receive payments) or delegate any of its obligations under this Agreement. Any attempt to do so shall be void. However, a party which undergoes reorganization may assign such rights and delegate such obligations to its legal successor, provided that after the reorganization, the successor and its Subsidiaries will have essentially the same assets as such party and its Subsidiaries had prior to the reorganization.
8.3 Neither party shall use or refer to this Agreement or any of its provisions in any promotional activity, except pursuant to the written consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed.
8.4 Each party represents and warrants that it has the full right and power to grant the license and release set forth in Sections 2 and 3. Other than as set forth in this Section 8.4 and in Section 8.16, neither party makes any other representation or warranty, express or implied, nor shall either party have any liability in respect of any infringement of patents or other rights of third parties due to the other party’s operation under the license herein granted.
8.5 Nothing contained in this Agreement shall be construed as conferring any rights by

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implication, estoppel or otherwise, under any non-patent intellectual property right, or any patents or patent applications, other than the Licensed Patents. Neither party is required hereunder to furnish or disclose to the other any technical or other information (including copies of Licensed Patents) except as specifically provided herein.
8.6 Neither party shall have any obligation hereunder to institute any action or suit against third parties for infringement of any of its Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any of its Licensed Patents. Neither party shall have any right to institute any action or suit against third parties for infringement of any of the other party’s Licensed Patents. Neither party, nor any of its Subsidiaries, is required to file any patent application, or to secure any patent or patent rights, or to maintain any patent in force.
8.7 Each party shall, upon a request from the other party sufficiently identifying any patent or patent application, inform the other party as to the extent to which said patent or patent application is subject to the licenses and other rights granted hereunder. If such licenses or other rights under said patent or patent application are restricted in scope, copies of all pertinent provisions of any contract or other arrangement creating such restrictions shall, upon request, be furnished to the party making such request, unless such disclosure is prevented by such contract, and in such event, a statement of the nature of such restriction shall be provided.
8.8 If a third party has the right to grant licenses under a patent to a party hereto (as a “Licensee”) with the consent of the other party hereto, said other party shall provide said third party with any consent required to enable said third party to license said Licensee on whatever terms such third party may deem appropriate.
8.9 It is recognized that a party hereto (“Benefiting Party”), or its respective subsidiaries, may desire to obtain a patent license from a third party (“Third Party”), wherein the Third Party is owned or controlled, directly or indirectly, in part by the other party hereto (“Assisting Party”), or its respective Subsidiaries. In such event, and provided the conditions set forth in section 8.9.1 are met, then the Assisting Party shall use reasonable efforts (to the extent legally permissible) to [***].
     8.9.1 The assistance set forth in section 8.9 shall be provided only if:
          (a) at the time of the request referenced in subsection (d) below, the Assisting Party (or any of its Subsidiaries) shall own or control, directly or indirectly, greater than [***] percent ([***]%) of: (i) the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of the Third Party, or (ii) the right to make the decisions for the Third Party, in the event the Third Party does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association);
          (b) the licensable patents of the Third Party would qualify as Licensed Patents if the same were wholly owned by the Assisting Party;
          (c) during any year preceding the date of the request referenced in subsection (d) below, the Third Party derived more than [***] percent ([***]%) of its annual income from licensing (or otherwise enforcing) its patents; and

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          (d) the Benefiting Party requests in writing that the Assisting Party furnishes its assistance in obtaining the license referenced in section 8.9.
     8.9.2 In response to a written request by one party, the other party shall promptly specify the extent of its ownership or controlling interest in an identified third party, provided however, that such obligation to specify such interest shall only apply if (i) such third party meets the criteria established in section 8.9.1 (c), or (ii) such third party had previously notified such requesting party that it might need a license under such third party’s patents.
8.10 This Agreement shall not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid, except that IBM may amend Section 6.1 and either party may amend its address in Section 6.2 by written notice to the other party.
8.11 If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. However, if the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.
8.12 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York, USA, as such law applies to contracts signed and fully performed in New York.
8.13 The headings of sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
8.14 Neither party shall be considered the author of this Agreement for the purpose of interpreting any provision herein.
8.15 Until March 31, 2011, each party, on behalf of itself and its Subsidiaries, agrees not to disclose any term or condition of this Agreement to any third party without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. This obligation is subject to the following exceptions:
(a)	disclosure is permissible if required by government or court order, provided the party required to disclose first gives the other prior written notice to enable it to seek a protective order;

(b)	disclosure is permissible if otherwise required by law;

(c)	disclosure is permissible if required to enforce rights under this Agreement;

(d)	each party may use similar terms and conditions in other agreements;

(e)	each party may disclose only the scope of the licenses and immunities granted hereunder (but not any financial terms) to the extent reasonably necessary, on a confidential basis, to

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its customers, potential customers, and other third parties (including potential purchasers of a party’s patents) with which it has a current or potential commercial relationship; and

(f)	each party may disclose the terms and conditions of this Agreement to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, its present or future providers of venture capital and/or potential investors in or acquirers of such party or product or service lines which qualify under Section 2.8.
8.16 MAKO and Z-KAT represent and warrant that, either individually or jointly, they have the right to grant the licenses herein to all patents having a MAKO or Z-KAT employee or contractor as an inventor.
8.17 NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, NOR SHALL ANY PARTY HAVE ANY LIABILITY, IN RESPECT OF ANY INFRINGEMENT OF PATENTS OR OTHER RIGHTS OF THIRD PARTIES DUE TO LICENSEE’S OPERATION UNDER THE LICENSE HEREIN GRANTED.
8.18 Nothing in this Agreement shall be construed as creating any agency, joint venture, partnership, or other type of relationship between the parties.
8.19 This Agreement may be executed by the parties in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument. Facsimile copies shall have the same force and effect as original copies under this Agreement.
8.20 Regarding the patents listed in Attachment A-2, during the period which IBM owns such patents, and in the event that IBM does not pay maintenance fees for any patent so listed, MAKO shall have the right, but not the obligation, to pay such maintenance fees, prior to the latest date on which such maintenance fees can be paid without petition, if all the following occur:
a)	MAKO pays such maintenance fee out of its own funds, none of which will be reimbursable by IBM or creditable against any payments owed IBM by MAKO; and

b)	MAKO provides IBM notice and evidence of payment, with reference to this Agreement, within 10 days of payment.
Neither this Section 8.20 nor any payment or action by MAKO under this Section 8.20 shall create any encumbrance on, ownership interest in, or expansion of MAKO’S rights under the listed patents nor shall any such payment or action create any duty or obligation of IBM. IBM shall have no duty or obligation co maintain any IBM Licensed Patent or inform MAKO of the maintenance status of any such patent, nor shall IBM have any other duty or obligation under this Section 8.20.
[SIGNATURES APPEAR ON TEE FOLLOWING PAGE]

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     This Agreement and its attachments embody the entire understanding of the parties with respect to the Licensed Patents, and replace any prior oral or written communications between them.

Agreed to:
MAKO

By:	/s/ Maurice R. Ferré
Maurice R. Ferre, MD
President and CEO MAKO Surgical Corp.

Date: 3/29/2006
Agreed to:
Z-KAT

By:	/s/ John Whitman
John R. Whitman, Chairman
Z-KAT, Inc. 3/29/06

Agreed to:
INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	/s/ Mark Peterson
Mark Petersen, Director of
Finance, Technology and Intellectual Property

Date: 3/29/2006

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ATTACHMENT A-1
IBM Non-Licensed Patents
PATENTS OWNED BY IBM WHICH ARE NOT LICENSED PATENTS

PATENT NUMBER	TITLE
[***]	[***]
[***]	[***]
and all continuations (including continuations in part), divisions, reissues and foreign counterparts thereof.
END ATTACHMENT A-1

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ATTACHMENT A-2
IBM Licensed Patents
PARTIAL LIST OF PATENTS OWNED BY IBM WHICH ARE LICENSED PATENTS
IN MAKO’S FIELD

[***]	[***]-	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
[***]
[***]
[***]
[***]

and all continuations (including continuations in part), divisions, reissues and foreign counterparts thereof.
END ATTACHMENT A-2

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ATTACHMENT B
     Third party, as Grantor, on behalf of itself and its Subsidiaries grants to IBM, as Grantee, a nonexclusive, irrevocable, fully paid up, and royalty free, and worldwide license under third party’s Licensed Patents:
(a)	to make (including the right to use any apparatus and practice any method in making), use, import, offer for sale, lease, license, sell and/or otherwise transfer Grantee Licensed Products;

(b)	to have Grantee Licensed Products made by another manufacturer for the use, importation, offer for sale, lease, sale and/or other transfer by Grantee only when the conditions set forth in Section 2.2 are met; and

(c)	to use any apparatus and practice any method in connection with the Performance of Business Processes for itself or other third parties.
Subject to the foregoing limitations, a particular Licensed Product, or use of any apparatus or practice of any method in connection with the Performance of Business Processes, shall be licensed under only those of: (a) Grantor’s Licensed Patents that exist in the country where Grantee made, used, imported, offered for sale, leased, licensed, sold, and/or otherwise transferred such Licensed Product, or used any such apparatus or practiced any such method in connection with the Performance of Business Processes, and which, but for the license granted herein would have been infringed (including contributory infringement) by the performance of such acts; and (b) Grantor’s Licensed Patents that exist in any country other than where Grantee performed such acts and which, but for the license granted herein would have been infringed (including contributory infringement) if Grantee’s performance of such acts had occurred in the country where such Licensed Patents exist.

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ATTACHMENT R
Section R1. Payment of Royalties
R1.1 MAKO, on behalf of itself and its Subsidiaries, for the term of this Agreement shall pay a royalty for each Robotic Product sold or otherwise transferred for consideration to a third-party at a rate equal to [***]% of the Selling Price of such Robotic Product.
R1.2 If MAKO purchases from a third party portions of a Robotic Product and combines such portions with each other and/or with other portions such that the combination is itself a Robotic Product, then royalty shall be due for the combination in accordance with this Section R1.1, whether or not said third party is authorized by IBM to sell said purchased portions.
Section R2. Accruals, Records, Reports and Other Information
R2.1 Royalties shall accrue on the earlier of either (i) the date MAKO or its Subsidiaries receives the full amount of the Selling Price for any Robotic Product with respect to which royalty payments are required by this Agreement or (ii) ninety (90) days after a Robotic Product, with respect to which royalty payments are required by this Agreement, is first sold or otherwise transferred (including, sold or otherwise transferred to IBM or any of its Subsidiaries), or first used in each country of use, by or for MAKO or any of its Subsidiaries.
R2.2 MAKO’s accounting period shall end on the last day of each March, June, September and December during the term of this Agreement. Within sixty (60) days after the end of each such period, MAKO shall furnish to IBM a written report containing the information specified in Section R2.5 and shall pay to IBM all unpaid royalties accrued hereunder through the end of each such period.
R2.3 MAKO shall pay all royalties and other payments due hereunder in U.S. dollars. All royalties for an accounting period computed in other currencies shall be converted into US dollars at the exchange rate for bank transfers from such currency to U.S. dollars as quoted by the head office of Citibank N.A., New York, USA, at the close of banking on the last day of such accounting period (or the first business day thereafter if such last day is a non-business day).
R2.4 IBM may accept a late payment provided such payment includes all overdue royalties or other payment plus interest. The interest on any overdue royalty or other payment shall be calculated commencing on the date such royalty or other payment became due, using an annual rate which is the greater of ten percent (10%) or six percentage points higher than the prime interest rate as quoted by the head office of Citibank N.A., New York, USA at the close of banking on such date, or on the first business day thereafter if such date falls on a non-business day. If such interest rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the interest rate shall be reduced to such maximum legal rate.
R2.5 MAKO’s written report shall be certified by an officer of LICENSEE and shall contain the following information:
(a)	a description of each type of Robotic Product, the quantity sold or otherwise transferred during the accounting period, and the sum of the Selling Prices for such quantity;

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(b)	the amount of royalties due for each Robotic Product; and

(c)	the aggregate amount of all royalties due.
In the event that any of Sections R2.5(a) through R2.5(c) does not apply to an accounting period, MAKO shall so indicate. In the event no royalties are due, MAKO’s report shall so state.
R2.6 MAKO shall keep records in accordance with generally accepted accounting principles and in sufficient detail to permit the determination of royalties due to IBM. Such records shall include, but not be limited to, detailed records supporting the information provided under Section R2.5. Such records shall be kept for six (6) years following the submission of the related report.
Upon written notice for an audit, LICENSEE shall permit auditors designated by IBM, together with such legal and technical support as IBM deems necessary, to examine, during ordinary business hours, records, materials, and manufacturing processes of LICENSEE for the purpose of verifying compliance with this Agreement.
Each party shall pay the costs that it incurs in the course of the audit. However, in the event that the audit establishes underpayment greater than five percent (5%) of the royalties due, MAKO shall reimburse IBM for the reasonable cost of the audit; provided, however, such reimbursement shall not exceed the amount of the underpayment. For purposes of this Section and without prejudice to other and additional costs being deemed as reasonable, an amount paid to a independent third party to carry out the audit permitted under this Section will be deemed a “reasonable cost” to the extent it does not exceed the lower of (i) the customary fee the third party charges to IBM for the same or similar services plus reimbursement for costs actually incurred or (ii) the customary fee the third party charges to other similar corporate customers for the same or similar services plus reimbursement for costs actually incurred.

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